As Filed with the Securities and Exchange Commission on September 22, 2008

Registration No. 333-88179

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1/A

POST-EFFECTIVE AMENDMENT NO. 1

TO

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

UNITED RESTAURANT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	9995	74-2958195
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

374 East 400 South

Suite 3

Springville, UT  84663

(801) 489-9438

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven L. White, President

374 East 400 South

Suite 3

Springville, UT  84663

(801) 489-9438

(Name, address, including zip code, and telephone number

including area code, of agents for service)

Copies to:

Ronald N. Vance, P.C.

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT  84095

(801) 446-8802

(801) 446-8803 (fax)

ron@vancelaw.us

_____________

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

DEREGISTRATION OF SECURITIES

United Restaurant Management, Inc., formerly known as International Test Systems, Inc., a Delaware corporation (the “Company”), registered 1,250,000 pre-split shares of the Company’s common stock, $.001 par value per share (the “Common Stock”), 1,250,000 Class A Warrants, 1,250,000 Class B Warrants, and 2,625,000 shares of Common Stock underlying the Class A and Class B Warrants and the underwriter warrants (the “Registered Securities”), pursuant to a registration statement on Form SB-1 (File No. 333-88179) which was declared effective by the Securities and Exchange Commission on August 15, 2003.

This registration statement was originally filed on Form SB-1.  Form SB-1 was rescinded by the Commission effective February 4, 2008.  Pursuant to SEC Release No. 33-8876 dated December 19, 2007, this amendment is filed on Form S-1.

Pursuant to Rule 478 under the Securities Act of 1933, as amended, the Company files this Post-Effective Amendment No. 1 to deregister and to remove from registration all of the Registered Securities.  Such securities remained unsold at the end of the offering and remain unissued and unsold as of the date of the filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended to reflect the deregistration of all of the Registered Securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springville, State of Utah, on September 19, 2008.

UNITED RESTAURANT MANAGEMENT, INC.

By:  /s/ Steven L. White

Steven L. White, President (Principal Executive,

Financial, and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME

TITLE

DATE

/s/ Steven L. White

Director and President

September 19, 2008

Steven L. White

(Principal Executive,

Financial and Accounting

Officer)

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